investments

60 Cannon Street
London
EC4N 6NP
UK

T +44 (0) 20 7002 1027
F +44 (0) 20 7681 2101
www.aiminvestmentsplc.com

To: the Directors
AIM Investments plc
60 Cannon St
London
EC4N 6NP

I/we apply for the allotment of 24,500,000 new ordinary shares in AIM Investments plc ("the Company") upon the terms of the Company's letter of allotment dated 29 July 2011 and I/we request you to register the shares in my/our name and to send a Share Certificate by post at my/our risk to me/us at the address given below.

Full name(s): FARM LANDS OF GUINEA INC.

[if corporate body, country and/or state of incorporation and registered number::
USA NEVADA, 83-0510959]

Address (or principal place of business):
401 ATLANTIC SUITES
EUROPORT
GIBRALTAR

Dated 9 AUG 2011

Signed: [signature] Director

AIM investments plc

60 Cannon Street
London
EC4N 6NP
UK

T +44 (0) 20 7002 1027
F +44 (0) 20 7681 2101
www.aiminvestmentsplc.com

To: The Directors
Farm Lands of Guinea Inc.

Dear Sirs

29 July 2011

Re: Offer of New Ordinary Shares

The Directors of AIM Investments plc ("the Company") have agreed to allot Ordinary Shares in the capital of the Company subject to the Memorandum and Articles of Association of the Company and to the following terms:

1. The Company has offered Farm Lands of Guinea Inc. ("FLG") the opportunity to subscribe for 24,500,000 ordinary shares of 0.1p each in the capital of the Company for a total price of $500,000, which equates to approximately 1.25p per share, payable in cash to the Company according to the following terms.

2. The shares to be allotted pursuant to this letter ("the New Shares") rank for all dividends thereafter declared or paid on the ordinary share capital of the Company and are subject to the Memorandum and Articles of Association of the Company as amended from time to time.

3. Warrants will be granted to you free on the basis of one Warrant for every share for which you subscribe. Each Warrant will entitle FLG to subscribe for one new ordinary share of 0.1 pence each in the Company at an exercise price of 1.5 pence per share. The Warrants may be exercised at any time during the period of 3 years, with such period to commence on the date falling 6 months from the date of Admission. The Warrants will be issued in certificated form and will not be admitted to trading on AIM. The Warrants will be created pursuant to and governed by the terms of a Warrant Instrument to be executed as a deed poll by the Company.

4. FLG or those acting on behalf of the FLG will cause the total subscription price for the New Shares to be paid not later than 2 August 2011 into the dollar bank account (particulars of which are set out below) of the Company:

Account Name:	AIM Investments Plc
Account Number:	MEDESTCC-USD1@151000
IBAN:	GB49 RBOS 1663 0000 5997 63
Bank Name:	Royal Bank of Scotland

5. The Company Secretary will be requested to complete and file the requisite return of allotments to Companies House and the registrars will be instructed to issue the New Shares and to issue to FLG by post (at recipients' risk) definitive share certificate(s) in respect of the New Shares within 7 days of receipt of funds.

MJP

6. The Company shall, as soon as possible after the allotment of the New Shares, apply for the admission of the New Shares allotted to AIM or such other trading exchange, as appropriate.

7. FLG acknowledge that no representations or warranties have been made by or on behalf of the Company in connection with this allotment.

8. FLG confirm that they are not acting in concert with any other person (within the meaning of the City Code on Takeovers and Mergers) with a view to acquiring 30% (thirty per cent) or more of the voting share capital of the Company.

9. Save as may be required by the AIM rules, the Financial Services Authority or by law, no press release or other announcement shall be made regarding this letter of allotment without the prior written approval of the Company.

10. This letter is intended to be a one off non-real time communication within the meaning of article 28 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 and in that respect:

    (a) the Company confirms that this letter is addressed solely to FLG;
    (b) the offer of the New Shares has been devised by the Company having regard to the particular circumstances of the Investors; and
    (c) the Company confirms that this letter is not part of an organised marketing campaign.

11. This letter:

    (a) is personal to FLG and FLG may not assign any rights under this letter without the prior written approval of the Company ;
    (b) confers no rights upon any third party save for FLG;
    (c) contains the entire agreement between the Company and FLG and supersedes all previous agreements and arrangements relating to the subject matter hereof;
    (d) shall be governed by English law and FLG agree to submit to the jurisdiction of the English courts in respect of any dispute or proceedings arising out of this letter.

Yours faithfully

Mark Pajak

Signed:..

Director on behalf of AIM Investments plc